THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT CERTIFICATE

For Purchase of Common Stock

of

HOME SOLUTIONS OF AMERICA, INC.

September 27, 2005

THIS CERTIFIES THAT, for value received, Florida Environmental Remediation Services, Inc., a Florida corporation, whose address is 1400 SW 12th Avenue, Pompano Beach, Florida, 33069, or its registered transferees or assigns ("Holder"), is entitled, subject to the terms and conditions hereinafter set forth, to purchase from Home Solutions of America, Inc., a Delaware corporation (the "Company"), One Million Fifty Two Thousand Six Hundred Thirty-Two (1,052,632) fully paid and nonassessable shares of common stock, $.001 par value per share ("Common Stock"), of the Company (the shares of Common Stock issuable under this Warrant being referred to as the "Warrant Shares").

This Warrant is executed in connection with the transactions contemplated by the Asset Purchase Agreement among the Company, Home Restoration Solutions of Louisiana, Inc., a Louisiana corporation and a wholly-owned subsidiary of the Company, Holder, and the shareholders of Holder dated as of September 27, 2005 (the "Purchase Agreement").  Capitalized terms not defined herein shall have the respective meanings given to such terms in the Purchaser Agreement.

This Warrant may be exercised only upon certain circumstances set forth herein, by presentation and surrender of this Warrant Certificate, together with (i) a completed and executed Election to Purchase in the form attached as Annex I hereto, at any time during the Exercise Period (as hereinafter defined), at the principal office of the Company or at such other office as shall have been theretofore designated by the Company by notice pursuant hereto, and (ii) payment to the Company of the applicable purchase price, as hereinafter set forth.  In certain contingencies provided for below, the number of Warrant Shares subject to purchase hereunder or the purchase price thereof are subject to adjustment.

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This Warrant is subject to the following terms and conditions:

1.         Exercise of Warrant.

                        (a)        This Warrant shall become exercisable if at least one of the Economic Goals is met by the Deadline. If neither Economic Goal is met by the Deadline, then this Warrant shall automatically become void and of no force or effect, and upon return to the Parent by the Escrow Agent, shall be cancelled.  If either of the Economic Goals are met by the Deadline, then this Warrant shall be exercisable for the Exercise Period (as defined below).

(b)        The term "Exercise Period" shall mean and refer to a period commencing on the date the Economic Goal is confirmed by the Company as having been met, and ending at midnight, central time, on December 31, 2006.

(c)        The purchase rights which are represented by this Warrant are exercisable at the option of the holder hereof, in whole at any time, or in part from time to time (but not as to a fractional share of Common Stock), during the Exercise Period.  In the case of the purchase of, or the surrender of rights to purchase, less than all the shares purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares purchasable hereunder.

2.         Price.  The purchase price of each Warrant Share purchasable pursuant to the exercise of this Warrant (the "Exercise Price") shall be $0.001, subject to adjustment as set forth herein, payable by bank check or wire transfer of same day funds.

            3.         Anti-Dilution Provisions.  The Exercise Price in effect at any time and the number of Warrant Shares and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of any of the following events:

            (a)        In case at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced.  In case at any time the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

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            (b)        In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation, merger or other business combination of the Company with or into another corporation or other entity (other than a merger with a subsidiary in which merger the Company shall be the continuing corporation and which shall not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon conversion of this Warrant) or in case of any sale, lease or conveyance to another corporation or other entity of all or substantially all of the assets of the Company, the Company shall cause effective provisions to be made so that Holder, at any time after the consummation of such reclassification, change, consolidation, merger, sale, lease, conveyance, dividend or distribution, shall be entitled to receive upon exercise of this Warrant during the Exercise Period and in lieu of the shares of Common Stock that would have been issued immediately prior to consummation of such transaction, the stock or other securities or property to which Holder would have been entitled upon such consummation if such Warrant had been exercised into shares of Common Stock immediately prior to such consummation.  Any such provision shall include provisions for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant.  The foregoing provisions of this paragraph (b) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases or conveyances.  In the event that, in connection with any such capital reorganization or reclassification, consolidation, merger, sale, lease or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock subject to the provisions of this Section 3.

            (c)        In each case of any event described above that may require any adjustment or readjustment in the shares of Common Stock issuable upon the exercise of this Warrant, the Company at its expense will promptly compute the adjustment or readjustment, if any, in accordance with this Warrant and provide written notice of such adjustment or readjustment to the Holder.

4.         Representations of Holder.  In consideration of the issuance of the Warrants, Holder represents, warrants and covenants, to the Company as follows:

            (a)        Authorization.   Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction.  Holder has the necessary power and authority to execute and deliver this Warrant and to perform its obligations hereunder.  The execution and delivery of, and the performance under, this Warrant by Holder will not conflict with any rule, regulation, judgment or agreement applicable to Holder.

(b)        Investment Purpose.   Holder was not formed for the purpose of acquiring the Warrants or the Warrant Shares.  Holder is purchasing the Warrants (and will, upon exercise hereof, purchase the Warrant Shares) for investment purposes and not with a present view to, or for sale in connection with, a distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").  Holder understands that it may not be able to sell or otherwise dispose of the Warrants or the Warrant Shares, and accordingly it must bear the economic risk of this investment indefinitely.

(c)        Reliance On Exemptions.   Holder understands that neither the Warrants nor the Warrant Shares have been registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon specific exemptions from the registration requirements of federal and state securities laws, and that the Company is relying upon the truth and accuracy of the representations and warranties of Holder set forth herein in order to determine the availability of such exemptions and the eligibility of Holder to acquire the Warrants and the Warrant Shares.

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(d)        Information.   Holder has been furnished all documents relating to the business, finances and operations of the Company that Holder requested from the Company and has evaluated the risks and merits associated with an investment in the Warrants and the Warrant Shares to its satisfaction.  Holder has been afforded the opportunity to ask questions of the Company's representatives concerning the Company in making the decision to purchase and acquire the Warrants and the Warrant Shares, and such questions have been answered to its satisfaction.

            (e)        Governmental Review.   Holder understands that no federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Warrants or the Warrant Shares.

(f)         Holder's Qualifications.   Holder is an "accredited investor" as defined in Rule 501 under Regulation D of the Securities Act.  Holder is capable of evaluating the merits and risks of an investment in the Warrants and the Warrant Shares.

(g)        Restrictions on Transfer.   Holder covenants and agrees that it shall not transfer any of the Warrants or the Warrant Shares unless such Securities are registered under the Securities Act or unless an exemption from registration and qualification requirements is available under the Securities Act and applicable state securities laws and the Company has received an opinion of counsel satisfactory to it stating that such registration and qualification is not required.  Holder understands that certificates representing the Warrants and the Warrant Shares shall bear the following, or a substantially similar, legend until such time as they have been registered under the Securities Act or otherwise may be sold without volume or other limitations under Rule 144 promulgated under the Securities Act:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

            (h)        Residence.   Holder is domiciled within the jurisdiction set forth under its name on the signature pages hereto.

                        (i)         Compliance with Laws.  Holder further represents to the Company that:

(i)         it will not act, or fail to act, in any way that might make unavailable to the Company, any of the exemptions from registration under both state and federal securities law that it is relying upon in connection with issuing this Warrant; and

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(ii)        Holder will at all times comply with all applicable laws relating to its activities under this Warrant, including without limitation all applicable federal and state securities laws and regulations.

            5.         Elimination of Fractional Interests.  The Company shall not be required to issue certificates representing fractions of Warrant Shares, but will make a payment in cash based on the Exercise Price in effect at that time.

6.         Exchange and Replacement of Warrant.  This Warrant is exchangeable, upon the surrender hereof by the registered holder at the principal office of the Company, for new Warrants of like tenor and date representing the right to purchase the number of shares purchasable hereunder, registered in such names as requested by such holder (subject to the approval and consent of the Company), each of such new Warrants to represent the right to purchase such number of shares as shall be designated by said registered holder at the time of such surrender.  Upon receipt by the Company of (a) evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in case of loss, theft or destruction, and  (b) indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant or Warrants of like tenor, in lieu of this Warrant.

7.        Rights Prior to Exercise of Warrant.  Prior to the exercise of this Warrant, Holder  shall not, by reason of this Warrant or the shares underlying this Warrant, be entitled to any rights of a stockholder of the Company, including without limitation the right to vote, to receive dividends or other distributions or to exercise any preemptive rights and shall not thereby be entitled to receive any notice of any proceedings of the Company, except as specifically provided herein.

8.        Notices.  All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by Holder or, until Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Warrant who has so furnished an address to the Company.

9.         Transferability; Successors.  No transfer of a Warrant for less than 100,000 shares shall be valid unless made by the registered Holder with the prior written consent of the Company, which shall not be unreasonably withheld.  The terms of this Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns and shall be binding upon any person, firm, corporation or other entity to whom this Warrant and any shares of Common Stock issuable upon exercise hereof are assigned or transferred (even if in violation of the provisions of this Warrant) and the heirs, executors, personal representatives, successors and assigns of such person, firm, corporation or other entity.

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10.              Amendment and Waiver.  Any changes in or additions to this Warrant may be made, and compliance with any covenant or provision herein set forth may be waived, only if the Company shall obtain consent thereto in writing from the holder of this Warrant.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

11.              Governing Law; Venue.  This Warrant shall be construed in accordance with and be governed by the laws of the State of Delaware without regard to its conflict of laws provisions.  The parties irrevocably submit to the non-exclusive jurisdiction of the state and federal courts located in Dallas County, Texas for the purpose of any suit, action or other proceeding arising out of or based on this Warrant or its subject matter.  Each party, to the extent applicable law permits, waives, and will not assert by way of motion, as a defense or otherwise, in any suit, action or proceeding brought in the above-named courts, any claim that (a) it is not subject personally to the jurisdiction of those courts, (b) the suit, action or proceeding is brought in an inconvenient forum, (c) the venue of the suit, action or proceeding is improper, or (d) this Warrant or its subject matter may not be enforced in or by these courts.

[The remainder of this page is left blank intentionally.]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and delivered as an instrument under seal and as of the date first above written.

HOME SOLUTIONS OF AMERICA, INC.,
a Delaware corporation

By:     /s/ Rick O'Brien
Name:  Rick O'Brien
Title:     Chief Financial Officer

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ANNEX I

ELECTION TO PURCHASE

TO: HOME SOLUTIONS OF AMERICA, INC.

The undersigned owner of the accompanying Warrant hereby irrevocably exercises the option to purchase _______________ Warrant Shares in accordance with the terms of such Warrant, directs that the Warrant Shares issuable and deliverable upon such purchase (together with any check for a fractional interest) be issued in the name of and delivered to the undersigned, and makes payment in full therefor at the Exercise Price provided in such Warrant.

COMPLETE FOR REGISTRATION OF WARRANT SHARES ON THE STOCK TRANSFER RECORDS MAINTAINED BY THE COMPANY:

Florida Environmental Remediation Services, Inc.,
a Florida corporation

By:
Name:
Title:
Address:

Social Security or Other Identifying Number

Date:                                                    , 20___

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